UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 29, 2012

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2012, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) executed the Amended and Restated Loan and Security Agreement (the “Revolving Warehouse Amendment”), dated as of June 29, 2012, among the Company, CAC Warehouse Funding III, LLC, Fifth Third Bank and Systems & Services Technologies, Inc.  The Revolving Warehouse Amendment has extended the date on which the facility will cease to revolve from September 10, 2013 to September 10, 2015.  The maturity of the facility was also extended from September 10, 2014 to September 10, 2017.  There were no other material changes to the terms of the facility.

The terms and conditions of this transaction are set forth in the agreements attached hereto as Exhibits 4.73 and 4.74 to this Form 8-K and incorporated herein by reference.

Item 8.01  Other Events.

On July 6, 2012, we announced the final results of our tender offer, which expired at 5:00 p.m., New York City time, on June 29, 2012.  We commenced the tender offer on June 1, 2012 to purchase up to 1,000,000 shares of our outstanding common stock at a price of $84.45 per share, net to the seller in cash, without interest.  Based on the final count by Computershare Trust Company, N.A., the depositary for the tender offer, 4,765,781 shares of common stock were properly tendered and not properly withdrawn.  Because more than the maximum 1,000,000 shares were tendered, we have accepted for purchase only a prorated portion of the shares tendered by each tendering shareholder, other than odd lot shareholders, as described in our Offer to Purchase.  The proration factor used by us in accepting for purchase tendered shares was approximately 20.5%.

We will promptly pay for 1,000,000 tendered shares of our common stock at a price of $84.45 per share, net to the seller in cash, without interest, at a total cost of approximately $84.5 million, which includes approximately 37,576 shares tendered by Scott J. Vassalluzzo, one of our directors and a managing member of Prescott General Partners LLC and approximately 519,447 shares tendered by Prescott General Partners LLC.  We are financing the purchase of our securities in the tender offer by borrowing under our revolving secured line of credit facility.

As a result of the completion of the tender offer, we have approximately 24.5 million shares of common stock outstanding.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

4.73	Amended and Restated Loan and Security Agreement, dated as of June 29, 2012 among the Company, CAC Warehouse Funding III, LLC, Fifth Third Bank and Systems & Services Technologies, Inc.

4.74	Amended and Restated Contribution Agreement, dated as of June 29, 2012 between the Company and CAC Warehouse Funding III, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: July 6, 2012	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.73	Amended and Restated Loan and Security Agreement, dated as of June 29, 2012 among the Company, CAC Warehouse Funding III, LLC, Fifth Third Bank and Systems & Services Technologies, Inc.
4.74	Amended and Restated Contribution Agreement, dated as of June 29, 2012 between the Company and CAC Warehouse Funding III, LLC.